EXHIBIT 99.2

November 4, 2004

TO:	Participants in the Employee Stock Ownership Plan and Retirement Savings Plan of ESB Financial Corporation

As described in the enclosed materials, your proxy as a stockholder of ESB Financial Corporation (“ESB”) is being solicited in connection with an upcoming Special Meeting of Stockholders of ESB. At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Reorganization between ESB and PHSB Financial Corporation, pursuant to which PHSB will be merged with and into ESB. We hope you will take advantage of the opportunity to direct the manner in which shares of ESB common stock allocated to your account under the ESB Employee Stock Ownership Plan and the ESB Retirement Savings Plan (the “Plans”) will be voted.

Enclosed with this letter is a Joint Proxy Statement/Prospectus, which describes the matters to be voted upon, and a voting instruction ballot, which will permit you to vote the shares allocated to your account. After you have reviewed the Joint Proxy Statement/Prospectus, we urge you to vote your shares held pursuant to each Plan by marking, dating, signing and returning the enclosed voting instruction ballot to the administrators of the Plan, who will tabulate the votes for the Trustees of the Plan. The Trustees of each Plan will certify the totals to ESB for the purpose of having those shares voted.

We urge each of you to vote, as a means of participating in the governance of the affairs of ESB. If your voting instructions for the Plans are not received, the shares allocated to your account in the ESOP will be voted by the Trustees in the same ratio as to those shares for which participant’s instructions are received and the shares allocated to your account in the 401(k) Plan will not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note the enclosed material relates only to those shares which have been allocated to your account under the Plans. You will receive other voting material for those shares owned by you individually and not under the Plans.

Sincerely,

/s/ Charlotte A. Zuschlag
Charlotte A. Zuschlag
President and Chief Executive Officer

ESB FINANCIAL CORPORATION

The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan and Trust (“ESOP”) of ESB Financial Corporation (“ESB”) to vote, as designated below, all the shares of Common Stock of ESB allocated to the undersigned pursuant to the ESOP as of November 1, 2004, at the Special Meeting of Stockholders to be held at the Connoquenessing Country Club located at 1512 Mercer Road, Ellwood City, Pennsylvania, on Thursday, December 23, 2004 at 11:00 a.m., local time, and any adjournment thereof.

1.	Proposal to approve an Agreement and Plan of Reorganization, dated as of August 12, 2004, between ESB Financial Corporation and PHSB Financial Corporation, pursuant to which PHSB will merge with and into ESB and each outstanding share of PHSB common stock will be converted into the right to receive, at the election of the holder, either $27.00 in cash or ESB common stock with a value of approximately $27.00 based upon a pre-closing average market price, subject to the election, allocation and proration procedures set forth in the merger agreement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	Proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The ESB Board of Directors recommends a vote “FOR” approval of the Agreement and Plan of Reorganization and “FOR” the proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the Agreement and Plan of Reorganization. Such votes are hereby solicited by ESB’s Board of Directors.

Dated: , 2004

Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted FOR” approval of the Agreement and Plan of Reorganization and “FOR” the proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies. If you do not return this card, your shares will be voted by the Trustees in the same ratio as to those shares for which participant’s instructions are received.

ESB FINANCIAL CORPORATION

The undersigned hereby instructs the Trustees of the Retirement Savings Plan (“401(k) Plan”) of ESB Financial Corporation (“ESB”) to vote, as designated below, all the shares of Common Stock of ESB allocated to the undersigned pursuant to the 401(k) Plan as of November 1, 2004, at the Special Meeting of Stockholders to be held at the Connoquenessing Country Club located at 1512 Mercer Road, Ellwood City, Pennsylvania, on Thursday, December 23, 2004 at 11:00 a.m., local time, and any adjournment thereof.

1.	Proposal to approve an Agreement and Plan of Reorganization, dated as of August 12, 2004, between ESB Financial Corporation and PHSB Financial Corporation, pursuant to which PHSB will merge with and into ESB and each outstanding share of PHSB common stock will be converted into the right to receive, at the election of the holder, either $27.00 in cash or ESB common stock with a value of approximately $27.00 based upon a pre-closing average market price, subject to the election, allocation and proration procedures set forth in the merger agreement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.	Proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The ESB Board of Directors recommends a vote “FOR” approval of the Agreement and Plan of Reorganization and “FOR” the proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the Agreement and Plan of Reorganization. Such votes are hereby solicited by ESB’s Board of Directors.

Dated: , 2004

Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted FOR” approval of the Agreement and Plan of Reorganization and “FOR” the proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies. If you do not return this card, your shares will not be voted.